Exhibit 99.1

Contacts:	Carl M. Mills Chief Financial Officer (408) 990-4000 cmills@quicklogic.com	Kristine Mozes Mozes Communications (781) 652-8875 kristine@mozescomm.com

QuickLogic Announces First Quarter Results

SUNNYVALE, Calif. — April 26, 2006 — QuickLogic Corporation (NASDAQ: QUIK), the pioneer of Embedded Standard Products (ESPs) and the leader in lowest-power programmable logic solutions, today announced its financial results for the first quarter ended March 31, 2006.

Revenue for the first quarter of 2006 was $9.3 million, down nearly ten percent from $10.3 million in the fourth quarter of 2005, and down 25 percent from $12.5 million in the first quarter of 2005. ESP and Advanced ESP products contributed 46 percent of revenue in the first quarter of 2006, compared with 45 percent of revenue in the fourth quarter of 2005. Under generally accepted accounting principles (GAAP), our net loss for the first quarter of 2006 was $1.2 million, or $0.04 per share. This compares with a net loss of $456,000, or $0.02 per share, in the fourth quarter of 2005 and with net income of $864,000, or $0.03 per diluted share, in the first quarter of 2005.

During the quarter ended March 31, 2006, we adopted Statement of Financial Accounting Standards (SFAS) No. 123R, “Share-based Payment,” regarding accounting for stock-based compensation. In addition to reporting GAAP results, which reflect stock-based compensation, we are also reporting non-GAAP results, which exclude such expense. Non-GAAP net loss for the first quarter of 2006 was $776,000, or $0.03 per share, compared with a non-GAAP net loss of $456,000, or $0.02 per share, in the fourth quarter of 2005, and with non-GAAP net income of $864,000, or $0.03 per diluted share, in the first quarter of 2005.

“We are pleased to report first quarter revenue of $9.3 million, which was at the high end of our guidance, despite the decline in revenue from our pASIC1 and pASIC2 end-of-life products. We also achieved a strong gross margin of 60 percent,” said E. Thomas Hart, chairman, president and CEO. “Our cash of approximately $30.2 million is at its highest level in more than four years. In addition, our PolarPro device is now in production, which we believe will further increase our opportunities in low-power customer designs.”

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Conference Call

QuickLogic will hold a conference call at 2:30 pm Pacific Time today, April 26, 2006, to discuss the first quarter financial results. To participate, please call 1-866-362-4820 or 1-617-597-5345 (international) by 2:20 p.m. Pacific Time on April 26, 2006. You will need to reference the pass code: 17951933. A live webcast of the conference call will be available via the investor relations page of the company’s website at www.quicklogic.com/investors. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call 1-888-286-8010 or 1-617-801-6888 (international). You will need to reference the pass code: 49149571. The call recording will be archived until May 8, 2006 and the webcast will be available for 12 months.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) is becoming the leading provider of the lowest power programmable logic solutions for the portable consumer, industrial, communications and military markets.  Our latest products, Eclipse™ II, QuickPCI™ and PolarPro™, are being used to implement bridge and control solutions in embedded systems requiring Wi-Fi and IDE-based hard disk drives.  QuickLogic’s proprietary ViaLink® technology offers significant benefits for programmable logic, including the lowest power, instant on capability and bullet proof intellectual property security.  The company is located at 1277 Orleans Drive, Sunnyvale, CA 94089-1138. For more information, please visit the QuickLogic web site at www.quicklogic.com.

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with generally accepted accounting principles (GAAP), but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, the effect of the write-off of long-lived assets and write-downs of the Company’s investment in Tower Semiconductor Ltd. in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, (iv) cost of revenue, and (v) certain operating expenses including research and development and selling, general and administrative. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry. Investors should note, however, that the non-GAAP financial measures used by the Company may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. The Company does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP net income (loss) to non-GAAP net income (loss) is included in the financial statements portion of this release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures to their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made by our CEO relating to design activity of our new products and the revenue generating potential of such new products, which is dependent on the market acceptance of our products and the level of customer orders. Actual results could differ materially from any such forward-looking statements. Factors that could cause actual results to differ materially include our ability to replace pASIC1 and pASIC2 revenue, which we expect to decline substantially due to end-of-life purchases of such products; delays in the market acceptance of the Company’s new products; the ability to convert new design opportunities into customer revenue; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in revenue in 2006 or thereafter; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

The QuickLogic name and logo are registered trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

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Note to Editors: Financial Tables Follow

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2006	March 31, 2005	December 31, 2005
Revenue	$9,333	$12,527	$10,317
Cost of revenue	3,760	4,888	4,296
Gross profit	5,573	7,639	6,021
Operating expenses:
Research and development	2,400	2,454	2,411
Selling, general and administrative	4,617	4,298	4,375
Total operating expenses	7,017	6,752	6,786
Income (loss) from operations	(1,444)	887	(765)
Interest expense	(74)	(53)	(37)
Interest income and other, net	292	80	280
Income (loss) before income taxes	(1,226)	914	(522)
Provision for (benefit from) income taxes	2	50	(66)
Net income (loss)	$(1,228)	$864	$(456)

Net income (loss) per share:
Basic	$(0.04)	$0.03	$(0.02)
Diluted	$(0.04)	$0.03	$(0.02)
Weighted average shares:
Basic	28,059	26,385	27,539
Diluted	28,059	27,413	27,539

QUICKLOGIC CORPORATION

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2006	March 31, 2005	December 31, 2005
Revenue	$9,333	$12,527	$10,317
Cost of revenue	3,711	4,888	4,296
Gross profit	5,622	7,639	6,021
Operating expenses:
Research and development	2,254	2,454	2,411
Selling, general and administrative	4,360	4,298	4,375
Total operating expenses	6,614	6,752	6,786
Income (loss) from operations	(992)	887	(765)
Interest expense	(74)	(53)	(37)
Interest income and other, net	292	80	280
Income (loss) before income taxes	(774)	914	(522)
Provision for (benefit from) income taxes	2	50	(66)
Net income (loss)	$(776)	$864	$(456)

Net income (loss) per share:
Basic	$(0.03)	$0.03	$(0.02)
Diluted	$(0.03)	$0.03	$(0.02)
Weighted average shares:
Basic	28,059	26,385	27,539
Diluted	28,059	27,413	27,539

QUICKLOGIC CORPORATION

GAAP AND NON-GAAP NET INCOME (LOSS) RECONCILIATION

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2006	March 31, 2005	December 31, 2005
GAAP net income (loss)	$(1,228)	$864	$(456)
Charges excluded from non-GAAP net income (loss):
Stock-based compensation (1)	452	—	—
Non-GAAP net income (loss)	$(776)	$864	$(456)

(1)	The following non-GAAP adjustments have been made to the financial measures in the Non-GAAP Condensed Consolidated Statements of Operations:

	Three Months Ended
	March 31, 2006	March 31, 2005	December 31, 2005
GAAP cost of revenue	$3,760	$4,888	$4,296
Adjustment for stock-based compensation	(49)	—	—
Non-GAAP cost of revenue	$3,711	$4,888	$4,296

GAAP research and development	$2,400	$2,454	$2,411
Adjustment for stock-based compensation	(146)	—	—
Non-GAAP research and development	$2,254	$2,454	$2,411

GAAP selling, general and administrative	$4,617	$4,298	$4,375
Adjustment for stock-based compensation	(257)	—	—
Non-GAAP selling, general and administrative	$4,360	$4,298	$4,375

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2006	December 31, 2005(1)
ASSETS

Current assets:
Cash and cash equivalents	$30,186	$28,283
Short-term investment in Tower Semiconductor Ltd.	1,145	1,297
Accounts receivable, net	4,114	5,556
Inventory	7,607	7,830
Other current assets	1,369	1,265
Total current assets	44,421	44,231
Property and equipment, net	6,353	5,697
Investment in Tower Semiconductor Ltd.	576	653
Other assets	4,461	4,415

TOTAL ASSETS	$55,811	$54,996

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Trade payables	$3,306	$3,338
Accrued liabilities	2,843	3,434
Deferred income on shipments to distributors	1,848	1,626
Current portion of debt and capital lease obligations	2,157	1,790
Total current liabilities	10,154	10,188

Long-term liabilities:
Debt and capital lease obligations, less current portion	1,859	1,163
Deferred royalty revenue	1,502	1,408
Total long-term liabilities	3,361	2,571
Total liabilities	13,515	12,759

Stockholders’ equity:
Common stock, at par value	28	28
Additional paid-in capital	160,695	159,179
Accumulated other comprehensive income	148	377
Accumulated deficit	(118,575)	(117,347)
Total stockholders’ equity	42,296	42,237

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$55,811	$54,996

   (1)              Derived from the December 31, 2005 audited balance sheet included in the 2005 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q1	Q1	Q4	Q1 2005 to	Q4 2005 to
	2006	2005	2005	Q1 2006	Q1 2006
COMPOSITION OF REVENUE
Revenue by product (1):
Mature products	54%	68%	55%	(41)%	(11)%
Embedded standard products	27%	19%	26%	5%	(6)%
Advanced embedded standard products	19%	13%	19%	9%	(10)%

Revenue by geography:
North America	58%	52%	58%	(18)%	(9)%
Europe	22%	25%	28%	(35)%	(29)%
Japan	11%	17%	8%	(53)%	13%
Rest of world	9%	6%	6%	24%	50%

Revenue by end-customer segment:
Instrumentation and test	40%	54%	50%	(43)%	(27)%
Datacom and telecom	28%	17%	28%	19%	(10)%
Military and aerospace systems	16%	14%	11%	(16)%	38%
Graphics and imaging	8%	7%	7%	(14)%	(1)%
Computing	8%	8%	4%	(30)%	66%

(1)          The mature product family includes pASIC1, pASIC2 and pASIC3 products. The embedded standard product family includes QuickRAM, QuickPCI, QuickDSP, QuickFC and V3 products. The advanced embedded standard product family includes Eclipse, Eclipse II, QuickPCI II, QuickMIPS and PolarPro products, as well as programming hardware and software.